UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 21, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On February 22, 2007, Nuance Communications, Inc. (“Nuance”) announced it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Beryllium Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub I”), Beryllium Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Nuance (“Sub II”), and BeVocal, Inc., a Delaware corporation (“BeVocal”), pursuant to which Sub I will merge with and into BeVocal (the “First Step Merger”), with BeVocal as the surviving corporation (the “Interim Surviving Corporation”), and as soon as practicable thereafter the Interim Surviving Corporation will merge with and into Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of Nuance (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).
The aggregate consideration consists of (i) approximately 8.3 million shares of Nuance common stock, (ii) an initial payment of approximately $15 million in cash, net of the estimated cash closing balance of BeVocal, and (iii) a contingent payment of up to an additional $60,000,000 in cash to be paid, if at all, approximately 18 months following the closing, upon the achievement of certain performance objectives. The merger consideration will be paid to the BeVocal shareholders in accordance with the terms of the Merger Agreement.
The closing of the Merger is subject to customary closing conditions, including regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance will issue to the stockholders of BeVocal approximately 8.3 million shares of Nuance common stock on the date of the consummation of the Merger. These shares are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance and exchange of securities approved after a public hearing upon the fairness of the terms and conditions of the exchange by a state commission authorized by law to grant such approval. Nuance intends to apply for such a public fairness hearing before the Commissioner of the California Department of Corporations, in accordance with Section 25142 of the California Corporate Securities Law of 1968, as amended.
Item 7.01. Regulation FD Disclosure.
On February 22, 2007, Nuance issued a press release announcing that it had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Beryllium Acquisition Corporation, Beryllium Acquisition LLC and BeVocal, Inc. dated as of February 21, 2007.

99.1	Press Release dated February 22, 2007 by Nuance Communications, Inc.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: February 27, 2007	By:	/s/ James R. Arnold, Jr.

James R. Arnold, Jr.
Chief Financial Officer